UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Smithfield Foods, Inc.
(Name of Registrant as Specified In Its Charter)

Continental Grain Company (f/k/a ContiGroup Companies, Inc.) Arlon Opportunities Master LP Paul J. Fribourg Charles A. Fribourg Celine Fribourg
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 25, 2013, Continental Grain Company issued the following press release:

Continental Grain Company Files Presentation On Smithfield Foods

Urges Smithfield Foods To Split Company, Add Experienced New Directors Focused On Improving Shareholder Returns

Says Plan Could Achieve Stock Price Of $40 Within Three Years

New York, NY, April 25, 2013 — Continental Grain Company, one of the largest shareholders of Smithfield Foods, Inc. (NYSE: SFD), today filed a presentation highlighting the long history of underperformance at Smithfield and the steps it is recommending to unlock value and improve shareholder returns.  The presentation was filed today as an exhibit to Continental Grain’s Schedule 13D filing with the Securities and Exchange Commission.  Continental Grain has been one of Smithfield’s largest shareholders since 2006.

Drawing from its long history in agribusiness, Continental Grain’s presentation details an action plan designed to create substantial value for Smithfield shareholders.  Key elements include:

•                  Splitting Smithfield into three independent companies by divesting underperforming/highly volatile Hog Production and select European assets

•                  Reinvesting the proceeds from asset sales in additional share repurchases

•                  Instituting an annual dividend with a payout ratio in line with peers

•                  Restructuring Packaged Meats to achieve profitability levels in line with peers

•                  Immediately adding three new directors whose background and experience properly reflect the current business, and continuing to renew/strengthen the board each year

•                  Improving management depth at key business units

•                  Creating greater alignment of management compensation to shareholder returns

Continental Grain believes that successful execution of this plan would result in a Smithfield stock price of $40 within three years.  Continental Grain considers Smithfield’s April 1, 2013 investor presentation, made in response to its March 7 letter to the Board, to be inadequate and a continuation of an unacceptable status quo.

Established in 1813, privately held Continental Grain Company is one of the oldest food and agribusiness companies in the world.

Additional Information

Continental Grain Company (“Continental Grain”) intends to make a filing with the Securities and Exchange Commission of a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Smithfield Foods, Inc. (the “Company”).  Information relating to the participants in such proxy solicitation can be found in the Schedule 13D, and amendments thereto, filed by Continental Grain with the Securities and Exchange Commission. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Continental Grain’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Continental Grain in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

Contacts:

George Sard/David Reno/Drew Brown

Sard Verbinnen & Co

212-687-8080